UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 25, 2013

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of Incorporation	Commission File Number	IRS Employer Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. R.V. Bailey, who has been a director of the Company since its formation, has chosen not to stand for re-election to the board of directors for personal reasons. Mr. Bailey’s term will end July 25, 2013. The Company is grateful for his many years of dedicated service to Enservco.

See Item 5.07 for information regarding the election of directors at the annual shareholders’ meeting.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 25, 2013, Enservco Corporation (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, five proposals were submitted to the stockholders for approval as set forth in the Company’s definitive Information Statement on Schedule 14C. As of the record date, June 10, 2013 a total of 32,188,269 shares of Company common stock were outstanding and entitled to vote. The Company did not solicit proxies for the Meeting. In total, 17,679,944 shares of Company common stock were represented at the meeting, which represented approximately 55% of the shares outstanding and entitled to vote as of the record date.

At the meeting, the stockholders approved all of the proposals submitted. They elected the slate of four persons to the Company’s Board of Directors, ratified and approved the appointment of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, approved the Company’s executive compensation on an advisory basis, selected the frequency of Say-on-Pay votes to be three years, and approved the Company’s grant of discretion to the Board of Directors with regard to a reverse stock split. The votes on the proposals were cast as set forth below:

1. Proposal No. 1 – Election of Directors. The stockholders elected the entire slate of directors presented to the stockholders.

Name	Votes For	Withheld Authority To Vote
Michael D. Herman	17,679,944	0
Steven P. Oppenheim	17,679,944	0
Gerard P. Laheney	17,679,944	0
Rick D. Kasch	17,679,944	0

2. Proposal No. 2 – Ratification and Approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
17,679,944	0	0

3. Proposal No. 3 – Advisory vote on executive compensation.

For	Against	Abstain
17,679,944	0	0

4. Proposal No. 4 – Vote on the frequency of advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain
138,700	0	17,541,244	0

5. Proposal No. 5 – Discretion of the Board of Directors (if necessary to effect a listing of the Company’s common stock on an exchange) to implement, on or before July 1, 2014, a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-three (1:3), or anywhere between, while maintaining or reducing the number of authorized shares of common stock and preferred stock at any proportion (likely differing from the reverse stock split ratio) which the Board of Directors may deem appropriate in its discretion.

For	Against	Abstain
17,679,944	0	0

After the Meeting, the Company’s Board of Directors determined that consistent with the actions and recommendations of the stockholders: (i) Michael D. Herman, Steven P. Oppenheim, Gerard Laheney, and Rick D. Kasch will serve as the Company’s directors; (ii) EKS&H, LLLP will serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013; and (iii) the frequency of advisory votes on executive compensation will be every three years.

After the Meeting, the Company’s Board of Directors also re-elected the following executive officers of the Company:

▪	Michael D. Herman – Chairman, Principal Executive Officer, Chief Executive Officer
▪	Rick D. Kasch – President and Chief Operating Officer
▪	Robert J. Devers – Chief Financial Officer, Principal Financial Officer, and Treasurer
▪	Austin Peitz-Vice President of Field Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of July 2013.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President

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